INVESTOR RELATIONS
CONSULTING AGREEMENT

This Investor Relations Consulting Agreement (the "Agreement") is entered into this 1 day of December, 2011,

BETWEEN:

PRISTINE CAPITAL CORP.
having a business address at
1101 - 1288 West Cordova Street
Vancouver, BC V6C 3R3

(hereinafter referred to as the "Consultant")

OF THE FIRST PART

AND:

QUANTUM SOLAR POWER CORP.
having a business address at
Suite 300, 1055 West Hastings Street
Vancouver, BC V6E 2E9

(hereinafter referred to as the "Company")

OF THE SECOND PART

RECITALS

WHEREAS: The Company desires to engage the Consultant to perform investor relations consulting services related to the Company's investor relations requirements.

WHEREAS: The Consultant desires to provide the Company with investor relations consulting services involving the use of the Consultant's business and working relationships with public / private / institutional investors, brokers / dealers and financial advisors / analysts in the securities and financial services community.

AGREEMENT

WITNESSETH: In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. TERM OF THE AGREEMENT: This agreement is effective on December 1, 2011, and shall cover the three (3) month period commencing on December 1, 2011 through to February 29, 2012.

2. CONSULTING SERVICES: The Consultant will provide consulting services to the Company regarding investor relations. During the term of this Agreement, the Consultant will use its best efforts to increase investor awareness and market liquidity for the common shares of the Company by providing those usual customary services performed by an investor relations firm to a public corporation including, but not necessarily limited to, the following:

   - Providing advice and input related to public news dissemination;
   - Introductions to U.S. market makers;
   - Creating investor database;

- Introductions to accredited and institutional investors;
- Arranging meetings with high level executives interested in financing solar companies;
- Working in conjunction with a subcontractor to complete a market awareness and social media program as described in Schedule A; and
- Receive and respond to investor telephone and email inquiries.

Any documentation and information concerning the Company prepared by or provided by the Consultant or its subcontractors shall be only from materials and information supplied by the Company, including, but not limited to, due diligence reports, corporate profiles, fact sheets and newsletters, and said foregoing documentation and information concerning the Company shall be in the public domain. Any printed documentation prepared by the Consultant or its subcontractors and concerning the Company shall be pre-approved by the Company, in writing, prior to dissemination by the Consultant or its subcontractors.

3. ACTIVITIES OF THE CONSULTANT: In performing its services under this Agreement, the Consultant will not make use of spam e-mails or spam faxes or any other manipulative practices and shall not engage any subcontractor involved in such activities.

4. REQUIREMENTS OF THE COMPANY:

4.1) The Company shall make available its executive officers to educate the Consultant staff as to the Company business plan and opportunity as soon as practical after the start of this agreement and periodically thereafter as required to keep the Consultant staff current with developments in the Company business plan;

4.2) The Company will promptly review materials created and submitted by the Consultant and provide their suggested changes or approval for dissemination in a timely basis.

5. COMPENSATION FOR SERVICES: Upon execution of this Agreement, the Company hereby covenants and agrees to pay the Consultant $100,000 per month, including HST; for a total compensation over the term of the Agreement of $300,000, including HST. The monthly payments shall be paid in advance commencing on the execution of this Agreement and on the 1st day of each month thereafter.

6. CONFIDENTIALITY: The Consultant acknowledges that the information provided to it by the Company under this Agreement including, without limiting the generality of the foregoing, shareholder lists, business plans and technical scientific information is the intellectual property of the Company and it shall, and shall ensure that its employees, agents and subcontractors shall, keep such information confidential and not make use of it for any purpose other than the purposes of this Agreement. The Consultant shall cause its employees, agents and subcontractors receiving technical scientific information to enter into the Company's standard form non-disclosure agreement.

7. TERMINATION: Notwithstanding the three-month term, this Agreement may be terminated by the Company without cause within thirty (30) days of execution of this Agreement after which the Company shall have the right to terminate only with cause.

8. LIMITED LIABILITY. Pursuant to the terms of this Agreement, the Consultant shall not be liable to the Company, or to any third party claimant due to any relationship with the Company, for any acts or omissions in the performance of services by the Consultant herein defined, or by the officers, directors, agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to its willful misconduct or a result of its breach of this Agreement or violation of applicable laws. In no event will the Consultant be liable for any

indirect, special or consequential damages resulting from any claim against the Company by any person or entity relating to this agreement, unless such damages result from the use, by the Consultant, of information not authorized by the Company, or from acts or omissions of the Consultant due to its willful misconduct. The Company agrees to indemnify and hold the Consultant harmless for any damages which may occur as a result of the Company providing the Consultant with false or misleading information.

9. NOTICES. Any notice or other communication required to be given hereunder in writing shall be given to a party at its address first set forth above by (i) personal delivery, (ii) commercial overnight courier with written verification of receipt, or (iii) registered or certified mail. If so mailed or delivered, a notice shall be deemed given on the earlier of the date of actual receipt or three (3) days after the date of authorized delivery.

10. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the Parties in relation to its subject matter and supersedes and voids all prior written or verbal agreements between the parties. This Agreement shall be construed and enforced in accordance with, and the rights of the parties to this Agreement shall be governed by, the laws of British Columbia, Canada, and each of the parties hereby irrevocably attorn to the jurisdiction of the courts of British Columbia, Canada.

11. WAIVER. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of a like or different nature, unless such shall be signed by the person making such waiver and/or which by its terms so provides.

12. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision of this Agreement and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

13. CURRENCY. All references to dollars in this Agreement, unless otherwise noted, are in United States dollars.

14. COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

PRISTINE CAPITAL CORP.

By: ______________________ Date: December 1st, 2011
Name: **Stavros Stefanopoulos**
Title:

QUANTUM SOLAR POWER CORP.

By: ______________________ Date: December 1, 2011
Name: **Daryl J. Ehrmantraut**
Title: Chief Operating Officer

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SCHEDULE A

Market Awareness and Social Media Program

- The Subcontractor will prepare a corporate profile for the Company.

- The Subcontractor will build up anticipation to its multiple in-house databases that it has a "new big pick" coming along with facts about the Company.

- The Subcontractor will then announce QSPW as its "new big pick" to its following of investors highlighting why it feels Quantum Solar Power is undervalued with significant upside potential.

- Throughout the timeline the Subcontractor will profile QSPW with introductions to first-rate financial newsletters.

- The Subcontractor will send text messages to its investor lists.

- Access to investor related Facebook and Twitter social media presence.

- The Subcontractor will organize and deliver a CEO Audio Interview. The interview is issued via a press release and distributed amongst the investment community via social media and various financial networks.

- The Subcontractor will utilize paid financial newsletters such as www.TheStreet.com and www.themotleyfool.com as a source of direct marketing for maximum awareness.